Calculation of Yield
              State Street Research Strategic Portfolios: Moderate




         The annualized yield for Class C shares based on the month of October 1994 was calculated according to the following formula:

                     a-b
                     ---      6
          YIELD = 2[(   + 1 )   -1]
                     cd

Where:    a= dividends and interest earned during the period

          b= expenses accrued for the period (net of voluntary expense reductions by the Investment Manager)

          c= the average daily number of shares outstanding during the period that were entitled to receive dividends

          d= the maximum offering price per share on the last day of the month

Therefore:

                     111,197.59 - 23,795.09     6
          YIELD = 2[(---------------------- + 1)  -1]
                      3,106,784.928 x 9.18

                = 3.71%

See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

Expenses accrued ("b" above) do not include the Investment Manager's voluntary reduction of management fees or assumption of any portion of expenses relating to the Fund during the subject period.

Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

                              Calculation of Yield
            State Street Research Strategic Portfolios: Conservative

         The annualized yield for Class C shares based on the month of October 1994 was calculated according to the following formula:

                     a-b
                     ---      6
          YIELD = 2[(   + 1 )   -1]
                     cd

Where:    a= dividends and interest earned during the period

          b= expenses accrued for the period (net of voluntary expense reductions by the Investment Manager)

          c= the average daily number of shares outstanding during the period that were entitled to receive dividends

          d= the maximum offering price per share on the last day of the month

Therefore:

                     495.18 - 62.73        6
          YIELD = 2[(----------------- + 1)  -1]
                     10,471.204 x 9.56

                = 5.24%

See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

Expenses accrued ("b" above) do not include the Investment Manager's voluntary reduction of management fees or assumption of any portion of expenses relating to the Fund during the subject period.

Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

                              Calculation of Yield
             State Street Research Strategic Portfolios: Aggressive

         The annualized yield for Class C shares based on the month of October 1994 was calculated according to the following formula:

                     a-b
                     ---      6
          YIELD = 2[(   + 1 )   -1]
                     cd

Where:    a= dividends and interest earned during the period

          b= expenses accrued for the period (net of voluntary expense reductions by the Investment Manager)

          c= the average daily number of shares outstanding during the period that were entitled to receive dividends

          d= the maximum offering price per share on the last day of the month

Therefore:

                     280.63 - 91.59        6
          YIELD = 2[(----------------- + 1)  -1]
                     10,471.204 x 9.74

                = 2.23%

See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

Expenses accrued ("b" above) do not include the Investment Manager's voluntary reduction of management fees or assumption of any portion of expenses relating to the Fund during the subject period.

Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

                        Calculation of Distribution Rate
              State Street Research Strategic Portfolios: Moderate

         The distribution rate for Class C shares is calculated by annualizing the latest per-share distribution from ordinary income and dividing the result by the maximum offering price per share as of the end of the period.

         The computation as of October 31, 1994 is as follows:

                       .0500(a) x 4 = .20/9.18(b) = 2.18%

         (a) latest per-share distribution from ordinary income

         (b) maximum offering price at October 31, 1994 ($9.18)

                        Calculation of Distribution Rate
            State Street Research Strategic Portfolios: Conservative

         The distribution rate for Class C shares is calculated by annualizing the latest per-share distribution from ordinary income and dividing the result by the maximum offering price per share as of the end of the period.

         The computation as of October 31, 1994 is as follows:

                       .1090(a) x 4 = .436/9.56(b) = 4.56%

         (a) latest per-share distribution from ordinary income

         (b) maximum offering price at October 31, 1994 ($9.56)

                        Calculation of Distribution Rate
             State Street Research Strategic Portfolios: Aggressive

         The distribution rate for Class C shares is calculated by annualizing the latest per-share distribution from ordinary income and dividing the result by the maximum offering price per share as of the end of the period.

         The computation as of October 31, 1994 is as follows:

                      .0490(a) x 4 = .196/9.74(b) = 2.01%

         (a) latest per-share distribution from ordinary income

         (b) maximum offering price at October 31, 1994 ($9.74)

State Street Research Strategic Portfolios: Moderate - Class C
Nonstandardized Total Return Computation

Original Amt. Invested         $1,000.00
Commission at 0.0%                 $0.00
Net Amount to Fund             $1,000.00
Purchase price                     $9.15
Shares acquired                  109.290

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end              Monthly        ITD
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV       ERV          Performance    Performance
8/31/94      109.290    0.0000     0.00       $9.21     0.000       109.290    $9.21     $1,006.56    0.66            0.66
9/30/94      109.290    0.0500     5.46       $8.95     0.611       109.900    $8.95       $983.61   -2.28           -1.64
10/31/94     109.900    0.0000     0.00       $9.14     0.000       109.900    $9.14     $1,004.49    2.12            0.45
10/31/94     109.900    0.0000     0.00       $9.33     0.000       109.900    $9.33     $1,025.37    2.08            2.54
10/31/94     109.900    0.0500     5.50       $9.14     0.601       110.501    $9.14     $1,009.98   -1.50            1.00
10/31/94     110.501    0.0000     0.00       $9.18     0.000       110.501    $9.18     $1,014.40    0.44            1.44

No annualization is made. Computation for the six months ended October 31, 1994.

State Street Research Strategic Portfolios: Conservative - Class C Nonstandardized Total Return Computation


Original Amt. Invested        $1,000.00
Commission at 0.0%                $0.00
Net Amount to Fund            $1,000.00
Purchase price                    $9.70
Shares acquired                 103.093

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end              Monthly        ITD
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV       ERV          Performance    Performance
8/31/94      103.093    0.0000      0.00      $9.80     0.000       103.093    $9.80     $1,010.31    1.03            1.03
9/30/94      103.093    0.1090     11.24      $9.55     1.177       104.269    $9.55       $995.77   -1.44           -0.42
10/31/94     104.269    0.0000      0.00      $9.56     0.000       104.269    $9.56       $996.82    0.10           -0.32

No annualization is made. Computation for the three months ended October 31, 1994.

State Street Research Strategic Portfolios: Aggressive - Class C
Nonstandardized Total Return Computation

Original Amt. Invested         $1,000.00
Commission at 0.0%                 $0.00
Net Amount to Fund             $1,000.00
Purchase price                     $9.56
Shares acquired                  104.603

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end              Monthly        ITD
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV       ERV          Performance    Performance
8/31/94      104.603    0.0000     0.00       $9.87     0.000       104.603    $9.87     $1,032.43    3.24           3.24
9/30/94      104.603    0.0490     5.13       $9.72     0.527       105.130    $9.72     $1,021.86   -1.02           2.19
10/31/94     105.130    0.0000     0.00       $9.74     0.000       105.130    $9.74     $1,023.96    0.21           2.40

No annualization is made. Computation for the three months ended October 31, 1994.

State Street Research Strategic Portfolios: Moderate - Class C
Standard Total Retum Computations- Since Inception

Original Amt. Invested              $1,000.00
Commission at 0.0%                      $0.00
Net Amount to Fund                  $1,000.00
Purchase price                          $9.55
Shares acquired                       104.712

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end              Monthly        Aggregate
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV     ERV            Performance    Performance
9/30/93      104.712    0.0000     0.00       $9.52     0.000       104.712    $9.52     $996.86     -0.31           -0.31
10/31/93     104.712    0.0000     0.00       $9.57     0.000       104.712    $9.57   $1,002.09      0.53            0.21
11/30/93     104.712    0.0000     0.00       $9.40     0.000       104.712    $9.40     $984.29     -1.78           -1.57
12/31/93     104.712    0.0650     6.81       $9.41     0.723       105.435    $9.41     $992.15      0.80           -0.79
1/31/94      105.435    0.0000     0.00       $9.77     0.000       105.435    $9.77   $1,030.10      3.83            3.01
2/28/94      105.435    0.0000     0.00       $9.60     0.000       105.435    $9.60   $1,012.18     -1.74            1.22
3/31/94      105.435    0.0500     5.27       $9.13     0.577       106.013    $9.13     $967.90     -4.38           -3.21
4/30/94      106.013    0.0000     0.00       $9.15     0.000       106.013    $9.15     $970.02      0.22           -3.00
5/31/94      106.013    0.0000     0.00       $9.21     0.000       106.013    $9.21     $976.38      0.66           -2.36
6/30/94      106.013    0.0500     5.30       $8.95     0.592       106.605    $8.95     $954.11     -2.28           -4.59
7/31/94      106.605    0.0000     0.00       $9.14     0.000       106.605    $9.14     $974.37      2.12           -2.56
8/31/94      106.605    0.0000     0.00       $9.33     0.000       106.605    $9.33     $994.62      2.08           -0.54
9/30/94      106.605    0.0500     5.33       $9.14     0.583       107.188    $9.14     $979.70     -1.50           -2.03
10/31/94     107.188    0.0000     0.00       $9.18     0.000       107.188    $9.18     $983.99      0.44           -1.60


(1) Calculate average annual retum of the Fund for the period September 28, 1993 through October 31, 1994:

                      399/365
          1,000 (1 + T)      = 983.99

                            T=-1.47%

State Street Research Strategic Portfolios: Conservative - Class C . Standard Total Return Computations- Since Inception

Original Amt. Invested               $1,000.00
Commission at 0.0%                       $0.00
Net Amount to Fund                   $1,000.00
Purchase price                           $9.55
Shares acquired                        104.712

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end            Monthly         Aggregate
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV     ERV          Performance     Performance
5/31/94      104.712    0.0000      0.00      $9.59     0.000       104.712    $9.59   $1,004.19     0.42           0.42
6/30/94      104.712    0.0000      0.00      $9.49     0.000       104.712    $9.49     $993.72    -1.04          -0.63
7/31/94      104.712    0.0000      0.00      $9.70     0.000       104.712    $9.70   $1,015.71     2.21           1.57
8/31/94      104.712    0.0000      0.00      $9.80     0.000       104.712    $9.80   $1,026.18     1.03           2.62
9/30/94      104.712    0.1090     11.41      $9.55     1.195       105.907    $9.55   $1,011.41    -1.44           1.14
10/31/94     105.907    0.0000      0.00      $9.56     0.000       105.907    $9.56   $1,012.47     0.10           1.25

(1) Calculate average annual return of the Fund for the period May 16, 1994 through October 31, 1994:

                          169/365
              1,000 (1 + T)   =   1012.47

                            T = 2.71%

State Street Research Strategic Portfolios: Aggressive - Class C
Standard Total Return Computations- Since Inception


Original Amt. Invested            $1,000.00
Commission at 0.0%                    $0.00
Net Amount to Fund                $1,000.00
Purchase price                        $9.55
Shares acquired                     104.712

             Beginning  Dividend   Monthly    Reinvest  Shares      New        Month-end            Monthly         Aggregate
Month        Shares     Rate       Income     Price     Purchased   Shares     NAV     ERV          Performance     Performance
5/31/94      104.712    0.0000     0.00       $9.64     0.000       104.712    $9.64   $1,009.42     0.94            0.94
6/30/94      104.712    0.0000     0.00       $9.37     0.000       104.712    $9.37     $981.15    -2.80           -1.88
7/31/94      104.712    0.0000     0.00       $9.56     0.000       104.712    $9.56   $1,001.05     2.03            0.10
8/31/94      104.712    0.0000     0.00       $9.87     0.000       104.712    $9.87   $1,033.51     3.24            3.35
9/30/94      104.712    0.0490     5.13       $9.72     0.528       105.240    $9.72   $1,022.93    -1.02            2.29
10/31/94     105.240    0.0000     0.00       $9.74     0.000       105.240    $9.74   $1,025.04     0.21            2.50

(1) Calculate average annual return of the Fund for the period May 16, 1994 through October 31, 1994:

                                  169/365
                      1,000 (1 + T)   =   1025.04

                                    T = 5.49%